Exhibit 10.1

THIS AGREEMENT is made the day25th of November 2005.

BETWEEN:

THIS AGREEMENT is made the 25th day of November 2005.

BETWEEN:

PHARMANET GROUP LIMITED (ABN 98 006 640 553), of Level 1, 284 Oxford Street, Leederville, Western Australia ("Pharmanet");

AND

MOLECULAR PHARMACOLOGY (USA) LIMITED of 8721 Santa Monica Boulevard, Suite 1023, Los Angeles, California, U.S.A. 90069-4507 ("MPLUSA").

RECITALS:

  Pharmanet is the legal and beneficial owner of the MPL Shares.
  Pharmanet has agreed to sell and MPLUSA has agreed to purchase the MPL Shares on the terms and conditions set out in this Agreement.

 IT IS AGREED as follows:

 1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context or subject matter otherwise requires:

  "2005 Accounts" means MPL's balance sheet as at 30 June 2005 and profit and loss statement as at 30 June 2005;
  "2005 Accounts Date" means 30 June 2005;
  "Agreement" and "this Agreement" means the agreement hereby constituted and includes the recitals;
  "ASX" means Australian Stock Exchange Limited;
  "Business Day" means a day which is not a Saturday, Sunday or public holiday in Western Australia;
  "Business Records" means all of the records, books, documents and data relating to or used by MPL in connection with the affairs of MPL including customer base records, rental schedules, computer programs and records, specifications, processors, operator sheets, formula, quality control and inspection data and instructions;
  "Completion" means completion of this Agreement and the sale and purchase of the MPL Shares in accordance with the terms of this Agreement;
  "Completion Date" means the date on which Completion occurs;
  "Corporations Act" means the Corporations Act 2001 (Commonwealth);
  "Encumbrance" means an interest or power:
    reserved in or over an interest in any asset including, but not limited to, any retention of title; or
    created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to any agreement to grant or create any of the above;

  "GST" means the Goods and Services Tax imposed by "A new Tax System (Goods and Services) Tax Act 1999";
  "Licensed Field" means the topical application of the Technology for human use only, and specifically excludes:-
    dermatological or cosmetic use, or tissue repair or tissue regeneration effect; and
    any use or application of the Technology in non-human groups or species
  "Licensed Product" means products for use within the Licensed Field which are developed using or which otherwise incorporate any aspect of the Intellectual Property and specifically excluding the Thermalife cream, presently owned by Pharmanet the holding company of the Licensor;
  "MPL" means Molecular Pharmacology Limited (ACN 110 037 860) of Level 1, 284 Oxford Street, Leederville, Western Australia;11 November 2005 between Cambridge Scientific Pty Ltd (ACN 109 247 118) and MPL by which MPL was granted the exclusive license to use, develop, commercialize and sub-license the Licensed Product on the terms set out in the agreement;
  "MPL Shares" means all of the issued capital of MPL;
  "Patents" means all patents relating to the Technology, patent applications filed by or on behalf of the Licensor now and in the future (including patents or patent applications relating to the Licensor's Improvements and the Licensee's Improvements) and any proposed patent as set out in a patent strategy in any jurisdiction in the Territory including those set out in Schedule 1;
  "Party" means a party to this Agreement and "Parties" has a corresponding meaning;
  "Purchase Shares" means eighty eight million (88,000,000) fully paid common shares in the capital of MPLUSA;
  "Related Body Corporate" has the meaning given to that term in the Corporations Act;
  "SEC" means Securities and Exchange Commission of the United States of America;
  "Share" means an ordinary fully paid share in the capital of MPL;
  "Tax" means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan, withholding, stamp, transaction, registration, duty or similar charge which is assessed, levied, imposed or collected by any government agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above;
  "Technology" means the product or invention:-
    metallo-polypeptide analgesic production method and all improvements and all industrial and intellectual property rights which may be derived or obtained from the Patents; and
    the Documentation which forms part of the Patent and contains technical information relating to the Patents;
  "US GAAP" means United States Generally Accepted Accounting Principles;
  "Warranties" means the warranties given by Pharmanet pursuant to this Agreement.
 1.2 Unless the context otherwise requires, in the interpretation of this Agreement:
  The singular shall include the plural and vice versa;

  Reference to any Party shall mean and include a reference to that Party, its successors and assigns;
  References to recitals, schedules, pages and clauses are references to recitals, schedules, pages and clauses of this Agreement;
  Headings in this Agreement are for convenience only and shall not affect its interpretation; and
  A reference to currency means Australian dollars.

2. SALE OF MPL SHARES

2.1 Pharmanet agrees to sell to MPLUSA and MPLUSA agrees to purchase from Pharmanet the MPL Shares for the purchase price and on the terms and conditions set out in this Agreement.

2.2 The purchase price for the MPL Shares will be satisfied by MPLUSA issuing to Pharmanet the Purchase Shares free from Encumbrances..

3. COMPLETION

3.1 Completion shall occur at the offices of Pharmanet or its solicitors within fourteen (14) days of the date of execution of this Agreement.

3.2 At Completion:-

  Pharmanet must deliver to MPLUSA or its agent:-
    the share certificates for the MPL Shares;
    completed transfers of the MPL Shares duly executed by Pharmanet as transferor in favour of MPLUSA as transferee;
    the Business Records;
    the certificate of incorporation, common seal and all statutory, minute and other record books of MPL;
    all ledgers, journals and books of account of MPL;
    all taxation records of MPL; and
    all cheque books and bank records of MPL,
  MPLUSA must issue to Pharmanet the Purchase Shares which are free from Encumbrances.
 3.3 On Completion, beneficial ownership in the MPL Shares will pass to MPLUSA.

3.4 At or before Completion, Pharmanet must ensure that a meeting of the directors of MPL is held which approves the registration of MPLUSA as holder of the MPL Shares in the books of MPL, subject to the payment of stamp duty on the transfer of those shares (if applicable).

3.5 If the Pharmanet is liable to pay GST on the sale of the MPL Shares:-

  MPLUSA must pay to the Pharmanet making the supply the GST payable;
  payment of the additional amount must be made at the same time as the payment for the taxable supply is required to be made; and
  Pharmanet must provide a Tax Invoice to MPLUSA.

4. PROXY STATEMENT

As promptly as practicable after the execution of this Agreement, MPLUSA shall prepare, and file with the SEC, preliminary proxy materials relating to the Agreement to obtain stockholder approval. Pharmanet shall provide promptly to MPLUSA such information concerning Pharmanet and MPL as, in the reasonable judgment of Pharmanet, MPLUSA or their respective counsel, may be required or appropriate for inclusion in the proxy statement, or in any amendments or supplements thereto. This includes current audited and unaudited quarterly financial statements of MPL conforming to US GAAP as required by the SEC. At the earliest practicable time following the later of:-

    receipt and resolution of SEC comments thereon, or
    the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the US Securities Exchange Act of 1934,

MPLUSA shall file definitive proxy materials with the SEC and cause the proxy statement to be mailed to its stockholders. MPLUSA will use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Agreement (or as required or appropriate to facilitate the Agreement) to comply in all material respects with all applicable legal requirements. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC or any other governmental entity, MPLUSA shall provide Pharmanet with reasonable opportunity to review and comment on each such filing in advance and MPLUSA shall in good faith consider including in such filings all comments reasonably proposed by Pharmanet.

5. WARRANTIES

 5.1 To the best of its knowledge and belief, Pharmanet represents and warrants to MPLUSA as at the time immediately before Completion in the terms set out in Schedule 2.

5.2 Pharmanet indemnifies MPLUSA against all liabilities, losses, damages, actions, claims, costs, charges and expenses suffered or incurred by MPLUSA as a result of any of the representations or warranties contained in clause 5.1 proving to be incorrect.

5.3 Pharmanet acknowledges that MPLUSA enters into this Agreement in reliance upon the Warranties and that MPLUSA would not have entered into this Agreement but for the Warranties.

5.4 Each of the Warranties is to be construed independently of the others and is not limited by reference to any other Warranty.

6. NOTICES

6.1 Each notice authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed and prepaid mail or facsimile in each case addressed to the Party at its address set out in sub-clause 6.2, or as the case may be to such other address as it may from time to time notify to the other Parties pursuant to sub-clause 6.3.

6.2 The initial address of the Parties shall be as follows:

    In the case of MPLUSA:

    8721 Santa Monica Boulevard

    Suite 1023

    Los Angeles

    California

    U.S.A. 90069-4507

    Attention: Secretary

    In the case of Pharmanet:

    Level 1

    284 Oxford Street

    Leederville

    Western Australia 6007

    Facsimile: INT + 61 8 (9 443 2859)

    Attention: Company Secretary

6.3 Each Party may from time to time change its address by giving notice pursuant to clause 6 to the other Parties.

6.4 Any notice given pursuant to clause 6 will be conclusively deemed to have been received:

  In the case of personal delivery, on the actual day of delivery if delivered prior to 5 pm (Perth time) on a Business Day or on the next following Business Day if delivered after 5 pm (Perth time) on a Business Day or on other than a Business Day;
  If sent by mail, on the seventh clear Business Day after the day of posting; or
  If sent by facsimile, on the day the facsimile was sent by clear transmission.

7. FURTHER ASSURANCE

7.1 Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Agreement.

8. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the law from time to time in the State of Western Australia and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Western Australia and the courts which hear appeals therefrom.

9. VARIATION

9.1 No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by the Parties.

10. COSTS

10.1 MPLUSA shall pay all stamp duty assessed and registration fees incurred in relation to this Agreement. Each Party shall bear their own legal costs of and incidental to the preparation and execution of this Agreement.

11. COUNTERPARTS

11.1 This Agreement may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

12. MISCELLANEOUS

 12.1 Time shall be of the essence in this Agreement in all respects.

EXECUTED as an Agreement.

EXECUTED by PHARMANET GROUP LIMITED (ABN 98 006 640 553) in accordance with Section 127 of the Corporations Act 2001:- /s/ John Palermo	) ) ) )	Pharmanet Group Limited ACN 006 640 553 Common Seal /s/ Simon Watson
Secretary/ Director : . . . . . . . . . . . . . . . . . Full Name : . .John Palermo . . . . . . . . . . . . . . .		Director : . . . . . . . . . . . . . . . . . Full Name : . . .Simon Watson . . . . . . . . . . . . . .

MOLECULAR PHARMACOLOGY (USA) LIMITED By : Ian Downs Title : President, CEO, CFO, Secretary & Director Date : November 25, 2005	) ) ) ) ) ) )

/s/ Ian Downs

_______________________________

Signature

/s/ Alixe B. Cormick

_______________________________

Witness

Alixe B. Cormick
Barrister & Solicitor
Suite 618 - 688 West Hastings Street
P.O. Box 28 Vancouver, BC Canada V6B 1P1

SCHEDULE 1

 PATENTS

Country	Patent application number	Date application filed	Invention
Australia	2004902854	31 May, 2004	Metallo-polypeptide analgesic production method
Australia	2005900638	11 February, 2005	Analgesic and anti-inflammatory composition
United States of America	USA Application 11/059,580 - derived from Australia Patent Application 2005900638	16 February, 2005	Analgesic and anti-inflammatory composition

SCHEDULE 2

WARRANTIES

1. SHARES AND CAPITAL

1.1 Title

Pharmanet is the beneficial owner of the MPL Shares which are free from Encumbrances.

1.2 Consents

Pharmanet is able to sell and transfer the MPL Shares without the consent of any other person and free of any pre-emptive rights or rights of first refusal.

 1.3 Issued Capital

The MPL Shares are all of the issued shares in the capital of MPL.

 1.4 Fully Paid

The MPL Shares are fully paid and no money is owing in respect of them.

 1.5 Issue of other securities

MPL is not under any obligation to issue or allot, and has not granted any person the right to call for the issue or allotment of any shares or other securities of MPL at any time.

 1.6 No legal impediment

The execution, delivery and performance by Pharmanet of this Agreement complies with:

  each law, regulation, authorisation, ruling, judgment, order or decree of any government agency;
  the Constitution of Pharmanet; and
  any Encumbrance or document which is binding on Pharmanet in relation to the MPL Shares and MPL.
 1.7 Authorisations

Pharmanet has taken all necessary action to authorise the execution, delivery and performance of this Agreement in accordance with its terms.

2. AUTHORITY

2.1 Corporate Existence

MPL:

  is a limited company;
  has the power to own its assets and carry on its business as it is now being conducted; and
  is not registered and is not required to be registered in any place other than its present place of incorporation.
 2.2 All Subsidiaries disclosed

There are no subsidiaries of MPL.

 2.3 Compliance with constituent documents

The business affairs of MPL have been conducted in accordance with the Constitution of MPL.

 3. ACCURACY OF INFORMATION

3.1 Information accurate

To the best of Pharmanet's knowledge and belief, all information given by or on behalf of MPL or its advisers to MPLUSA or its advisers in respect of the sale of the MPL Shares is accurate and complete and not misleading.

3.2 Material information disclosed

All information which is material to a buyer for value of the MPL Shares has been disclosed to MPLUSA.

4. THE 2005 ACCOUNTS

4.1 Basis of preparation

In all material respects, the 2005 Accounts:

  have been prepared in accordance with appropriate accounting standards required under the Corporations Act;
  where any item has been prepared on a different basis from that described in (a) above over the previous five (5) financial years, the deviation from the appropriate accounting standards is explained to MPLUSA in writing;
  show a true and fair view of the financial position and the assets and liabilities of MPL at the 2005 Accounts Date and of the income, expenses and results of the operations of MPL for the financial period ended on the 2005 Accounts Date;
  are not affected by any unusual or non-recurring item;
  take account of all gains and losses, whether realised or unrealised, arising from foreign currency transactions;
  include all reserves and provisions for taxation that are necessary to cover all Tax liabilities of MPL in respect of any period up to the 2005 Accounts Date;
  include all liabilities of MPL at the 2005 Accounts Date; and
  set out all contingent liabilities of MPL at the 2005 Accounts Date.

5. POSITION SINCE 2005 ACCOUNTS DATE

5.1 Position since 2005 Accounts Date

Since the 2005 Accounts Date:

  the business of MPL has been conducted in the ordinary course of ordinary business and in a proper and efficient manner;
  MPL has not disposed of any of its assets;
  MPL has not acquired any assets;
  MPL has not incurred any liabilities other than in the ordinary course of ordinary business;
  there has been no material adverse change affecting the business of MPL, the assets of MPL or the financial or trading position or prospects of MPL; and
  no dividends, bonus issues or other distributions or repayments of shareholders' loans have been declared, made or paid by MPL.
 5.2 Liabilities

MPL has no liabilities other than as disclosed in the 2005 Accounts or incurred by MPL in the ordinary course of ordinary business.

6. ASSETS

 6.1 The only asset to which MPL is legally or beneficially entitled is its interest in the MPL Property.

6.2 Pharmanet shall execute, seal, do and perform all such papers, forms, applications, returns, documents, acts, matters and things upon request by MPLUSA in order to facilitate its performance of the obligations and undertaking on its part contained herein within a reasonable time and at the cost of MPLUSA.

7. RECEIVABLES

7.1 Collectability

All debts owing to, or amounts due to MPL, are collectable within three (3) months for their full amounts and are not subject to any counter-claim or set off except to the extent described or provided in the 2005 Accounts.

 7.2 Amounts Owing

MPL is not owed any money other than trade debts incurred in the ordinary course of business and cash at bank.

 8. SECURITY INTERESTS

8.1 List complete

MPL has granted or created, or agreed to grant or create, and is a party to only those loans, guarantees, letter of comfort, indemnities, finance leases, hire purchase agreements, or Encumbrances which are disclosed in the 2005 Accounts.

 9. SHAREHOLDINGS AND MEMBERSHIPS

9.1 Shareholdings

MPL is not the holder or the beneficial owner of any shares or other capital or securities convertible into shares or other capital in any other company.

9.2 Officers

The details of the present directors, secretary, auditor and public officer of MPL are as shown in MPL's corporate register.

10. EMPLOYEES

10.1 Employment

Pharmanet has arranged for the provision to MPLUSA of details of all employees and all written employment or service agreements in relation to MPL and MPL has no outstanding obligations to any former employees.

11. COMPLIANCE WITH LEGISLATION

11.1 Licenses obtained
  To the best of Pharmanet's knowledge and belief, MPL has all necessary licenses, consents, permissions, authorities and permits required to conduct its business and have paid all fees due in relation to them and complied with all conditions under them; and
  To the best of its knowledge and belief, Pharmanet does not know of any factor which might prejudice the continuance or renewal of any license, consent, permission, authority or permit required under Warranty 11.1(a).

 12. LITIGATION

12.1 MPL not a party to any litigation

MPL is not, nor has it in the last six (6) months been a party or subject to any investigation, prosecution, litigation, arbitration proceedings or any other form of mediation or dispute resolution in respect of the business or the assets of MPL.

12.2 No litigation pending or threatened

No investigation, prosecution, litigation, proceeding or any other form of mediation or dispute resolution is pending or threatening.

 12.3 No circumstances

To the best of Pharmanet's knowledge and belief, there are no circumstances which might given rise to any investigation, prosecution, litigation, proceeding or any other form of mediation referred to in Warranty 12.

13. SOLVENCY

13.1 Liquidation or winding up

MPL has not gone into liquidation or passed a winding-up resolution nor received a notice under Sections 601AA or 601AB of the Corporations Act.

 13.2 No petition

No petition or other process for winding-up has been presented or threatened against MPL and, to the best of Pharmanet's knowledge and belief, there are no circumstances justifying a petition or other process.

14. RECORDS AND CONSTITUENT DOCUMENTS

14.1 Records

To the best of Pharmanet's knowledge and belief, all accounts, books, ledgers and financial and other records of MPL:

  are in all material respects up-to-date;
  have in all material respects been fully and accurately maintained;
  comply in all material respects with all legal requirements;
  to the best of Pharmanet's knowledge and belief, are in the possession or under the control of MPL; and
  will be delivered to MPLUSA on or before Completion.
 14.2 Constitution

Pharmanet has arranged for the supply of an accurate and up-to-date copy of the Constitution of MPL to MPLUSA.

 14.3 Register of members

MPL has not received any notice of any application or intended application for the rectification of its register of members or any other register which it is required by law to maintain.

15. TAXES AND DUTIES

15. 1Tax paid

Any Tax payable in respect of any transaction, income or asset of MPL has been paid.

 15. 2 Provision in 2005 Accounts

Adequate provision has been made in the 2005 Accounts for any Tax on MPL which Pharmanet is aware is payable or may become payable but which is unpaid.

15.3 Withholding Tax

Any obligation under any applicable tax law to withhold as Tax amounts at source including but not limited to withholding tax, PAYE tax, prescribed payments system tax and royalties has been complied with.

 15.4 No capital gains tax relief

MPL has not sought capital gains tax relief under Section 160ZZO of the Income Tax Assessment Act 1936 (or any other similar provision) with respect to any asset acquired by MPL and which is still owned by MPL.

 15. 5 Documents stamped

Any duty payable in respect of any tax law in relation to any transaction or agreement to which MPL is or has been a party or by which MPL derives, or has derived a substantial benefit has been paid.

 15.6 Records

MPL has maintained, in all material respects, proper and adequate records to enable it to comply with obligations to:

  prepare and submit any information, notices, computations, returns and payments required in respect of any applicable tax law;
  prepare any accounts necessary for the compliance of any applicable tax law; and
  retain necessary records as required by any applicable tax law.
 15.7 Returns submitted

MPL has submitted any necessary information, notices, computations and returns to the relevant government agency in respect of any Tax or duty relating to MPL.

 15.8 Returns accurate

To the best of Pharmanet's knowledge and belief having made due enquiry, any information, notice, computation and return which has been submitted by MPL to a government agency in respect of any Tax or duty:

  discloses all material facts that should be disclosed under any tax law;
  is not misleading; and
  has been submitted on time.
 15.9 Copies accurate

All copies of any information, notice, computation or return submitted by MPL in respect of any Tax or duty which have been supplied by Pharmanet to MPLUSA or its advisers are true and complete copies of the originals.

 15.10 No Tax audit

MPL is not aware of any pending or threatened Tax or duty audit.

 15.11 No disputes

There are no undisclosed disputes with any government agency in respect of any Tax or duty.

 15.12 Availability of future income tax benefits

To the best of Pharmanet's knowledge and belief, no event has occurred which has prevented or could prevent MPL obtaining the benefit of any future income tax benefit provided for in the 2005 Accounts.

 15.13 No tax arrangements

MPL has not entered into any arrangement, agreement or tax ruling with any relevant government agency under any applicable tax law.

15.14 No prejudicial action

To the best of Pharmanet's knowledge and belief, MPL has not taken any action which has or might alter or prejudice any arrangement, agreement or tax ruling which has previously been negotiated with or obtained from the relevant government agency under any applicable tax law.

 15.15 No third party liability

To the best of Pharmanet's knowledge and belief, MPL is not or will not become liable to pay, reimburse or indemnify any person in respect of any Tax or duty relating to any act or omission occurring before Completion because of the failure of any other person to discharge that Tax or duty.

 15.16 Events since 2005 Accounts Date
  Since the 2005 Accounts Date, MPL has not:
    made or incurred or committed to make or incur any payment or expenditure which will not be wholly deductible in computing its taxable income, other than expenditure on assets;
    disposed of any asset or supplied any service or business facility (including a loan of money or the letting, hiring or licensing of any property) in circumstances where the consideration actually received or receivable for the disposal or supply is less than the consideration regarded as received for Tax purposes;
    acquired any asset or received any service or business facility in circumstances where the consideration actually paid for the acquisition or receipt is more than the consideration which could be regarded as paid for Tax purposes; and
    entered into or been a party to any transaction which will or could give rise to any capital gain accruing to MPL under any applicable tax law.
  Since the 2005 Accounts Date, no event has occurred which gives rise to a Tax liability in respect of MPL on deemed (as opposed to actual) income, profits or gains or which results in MPL becoming liable to pay or bear a Tax liability directly or primarily chargeable against or attributable to another person.
 15.17 Disclosure

All information necessary for the calculation of any Tax liabilities of MPL:

  up to the 2005 Accounts Date, has been disclosed to MPLUSA before the date of this Agreement; and
  between the 2005 Accounts Date and the Completion Date has been or will be disclosed to MPLUSA before the Completion Date.

16. INSURANCE

16.1 Insurances

MPL does not have or maintain any current insurance policies.

 16.2 Claims

There are no claims outstanding, pending, threatened or capable of arising against MPL (to the knowledge of Pharmanet) in respect of any accident or injury which are not covered by insurance.

 17. PURCHASE SHARES

17.1 Purchase Entirely for Own Account.

Pharmanet understands that MPLUSA is entering into this Agreement with Pharmanet in reliance upon Pharmanet's representation to MPLUSA, which by Pharmanet 's execution of this Agreement Pharmanet hereby confirms, that the Purchase Shares to be received by Pharmanet in the common stock of MPLUSA is for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Pharmanet has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Pharmanet further represents that Pharmanet does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchase Shares.

 17.2 Disclosure of Information.

Pharmanet has received and reviewed information about MPLUSA and has had an opportunity to discuss the business, management and financial affairs of MPLUSA with its management. Pharmanet understands and acknowledges that such discussions, as well as any written information issued by MPLUSA, (i) were intended to describe the aspects of MPLUSA's business and prospects which MPLUSA believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause MPLUSA's actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

 17.3 Investment Experience.

Pharmanet acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Purchase Shares.

 17.4 Regulation S.

Pharmanet is an "non-U.S. person" as defined in Regulation S of the US Securities Act of 1933. The sale of the shares was completed in an offshore transaction, as defined in Rule 902(h) of Regulation S of the US Securities Act of 1933, as now in effect and shall submit to MPLUSA such further assurances of such status as may be reasonably requested by MPLUSA. Pharmanet:

    agrees to resell the Purchase Shares only in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933;
    acknowledges that MPLUSA is required to refuse to register any sale of the Purchase Shares unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933; and
    agrees not to engage in hedging transactions with regards to the securities purchased unless in compliance with the US Securities Act of 1933.
 17.4 Restricted Securities.

Pharmanet acknowledges, that the Purchase Shares to be issued pursuant to this Agreement will not have been registered under the US Securities Act of 1933, as amended, or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by Pharmanet in this Agreement. Pharmanet understands that the Purchase Shares to be received by Pharmanet in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws.

17.6 Legends.

It is understood that the securities certificates evidencing the Purchase Shares may bear this or a similar legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT." "

and

Any legend required by applicable state securities laws.